EXHIBIT 15

December 5, 2005

To the Board of Directors and Shareholders

of Limited Brands, Inc.

We are aware of the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-3 No. 333-125561)

Registration Statement (Form S-8 No. 33-49871)

Registration Statement (Form S-8 No. 333-110465)

Registration Statement (Form S-8 No. 333-04927)

Registration Statement (Form S-8 No. 333-04941)

Registration Statement (Form S-8 No. 333-118407);

of Limited Brands, Inc. and subsidiaries of our report dated November 17, 2005 relating to the unaudited consolidated interim financial statements of Limited Brands, Inc. and subsidiaries that are included in its Form 10-Q for the thirteen and thirty-nine weeks ended October 29, 2005.

/s/ Ernst & Young LLP

Columbus, Ohio